UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 17, 2020

Nestbuilder.com Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55875	82-3254264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Passaic Street, Suite 301

Rochelle Park, NJ 07662

(Address of principal executive offices) (zip code)

(201) 845-7001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2020, we terminated the employment of Alex Aliksanyan as our Chief Executive Officer, effective as of April 20, 2020. On April 20, 2020, we and Mr. Aliksanyan entered into that certain Separation and Release of Claims Agreement, dated April 20, 2020, whereby Mr. Aliksanyan terminated his Employment Agreement, dated August 17, 2018, as amended, and provided a release of claims to us in exchange for a lump sum payment equal to $1,500, representing one month of his base salary. We are not aware of any disagreements with Mr. Aliksanyan of the type required to be disclosed per Item 502(a) of this Form 8-K. Mr. Aliksanyan will continue to serve on our Board of Directors.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Employment Agreement

On April 17, 2020, we terminated the employment of Alex Aliksanyan as our Chief Executive Officer, effective as of April 20, 2020. On April 20, 2020, we and Mr. Aliksanyan entered into that certain Separation and Release of Claims Agreement, dated April 20, 2020, whereby Mr. Aliksanyan terminated his Employment Agreement, dated August 17, 2018, as amended, and provided a release of claims to us in exchange for a lump sum payment equal to $1,500, representing one month of his base salary. We are not aware of any disagreements with Mr. Aliksanyan of the type required to be disclosed per Item 502(a) of this Form 8-K. Mr. Aliksanyan will continue to serve on our Board of Directors.

Termination of Convertible Promissory Notes

On April 17, 2020, each of six holders of a Convertible Promissory Note, dated August 17, 2018, as amended, issued by us in the principal amount of $12,500, bearing interest at the rate of 2.5% per annum and convertible into our common stock at a conversion price of $0.12 per share (each, a “Note”), executed a Satisfaction and General Release of Promissory Note, pursuant to which they accepted a discounted payoff of their Note in the amount of $11,250, in exchange for deeming the Note fully-paid, satisfied, and cancelled, and providing a release to us from any liability thereunder. William McLeod, our Chief Executive Officer, President and a Director, Thomas M. Grbelja, our Treasurer, Secretary and a Director, and Alex Aliksanyan, a Director and our former Chief Executive Officer were among the six noteholders described above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On April 17, 2020, we terminated the employment of Alex Aliksanyan as our Chief Executive Officer, effective as of April 20, 2020. On April 20, 2020, we and Mr. Aliksanyan entered into that certain Separation and Release of Claims Agreement, dated April 20, 2020, whereby Mr. Aliksanyan terminated his Employment Agreement, dated August 17, 2018, as amended, and provided a release of claims to us in exchange for a lump sum payment equal to $1,500, representing one month of his base salary. We are not aware of any disagreements with Mr. Aliksanyan of the type required to be disclosed per Item 502(a) of this Form 8-K. Mr. Aliksanyan will continue to serve on our Board of Directors.

Appointment of Officer

On April 17, 2020, we appointed William McLeod, our President and a member of our Board of Directors, to serve as our new Chief Executive Officer, effective as of April 20, 2020. Current biographical information for Mr. McLeod was included in our Annual Report on Form 10-K filed on January 28, 2020.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and Release of Claims Agreement

10.2	Form of Satisfaction and General Release of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2020	Nestbuilder.com Corp.,
a Nevada corporation

/s/ William McLeod
	By:	William McLeod
	Its:	Chief Executive Officer